Joint Filer Information

Designated Filer:         Warburg Pincus & Co.
Issuer & Ticker Symbol:   Nuance Communications, Inc. (NUAN)
Date of Event Requiring Statement:  February 15, 2012

Joint Filers:

1.	Name:	Warburg Pincus & Co.
	Address:	450 Lexington Avenue
New York, New York 10017

2.	Name:	Warburg Pincus Private Equity VIII, L.P.
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

3.	Name:	Warburg Pincus Private Equity X, L.P.
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

4.	Name:	Warburg Pincus X Partners, L.P.
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

5.	Name:	Warburg Pincus X, L.P.
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

6.	Name:	Warburg Pincus X LLC
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

7.	Name:	Warburg Pincus Partners LLC
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

8.	Name:	Warburg Pincus LLC
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

9.	Name:	Charles R. Kaye
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

10.	Name:	Joseph P. Landy
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017